UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 2, 2011

DAVITA INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14106	No. 51-0354549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1551 Wewatta Street

Denver, CO 80202

(Address of principal executive offices including Zip Code)

(303) 405-2100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4)

Item 2.01. Completion of Acquisition or Disposition of Assets

On September 2, 2011, pursuant to an Agreement and Plan of Merger dated as of February 4, 2011 (the “Merger Agreement”) among DaVita Inc., a Delaware corporation (the “Company”), CDSI I Holding Company, Inc., a Delaware corporation (“CDSI”) and parent company of dialysis provider DSI Renal, Inc. (“DSI”), DVA Acquisition Company, a Delaware corporation and indirect wholly owned subsidiary of the Company (“Merger Sub”), and CDSI Representative LLC, a Delaware limited liability company, as representative of DSI’s stockholders, the Merger Sub merged with and into CDSI, with CDSI continuing as the surviving corporation and an indirect wholly-owned subsidiary of the Company. As a result of the Merger, CDSI stockholders received approximately $689 million, subject to certain adjustments. DSI operates 113 dialysis centers serving approximately 8,000 patients. DSI generated approximately $367 million in unaudited revenues for the 12 months ended June 30, 2011.

Pursuant to a consent order issued by the Federal Trade Commission on September 2, 2011 (the “Consent Order”) as a condition precedent to the DSI acquisition, the Company is divesting 30 dialysis centers (the majority of which were acquired pursuant to the Merger Agreement, but some of which the Company had owned previously) for a total sale price of $91 million, subject to certain adjustments, pursuant to an Asset Purchase Agreement dated August 26, 2011 (the “Asset Purchase Agreement”) among the Company, Dialysis Newco, Inc., a portfolio company of Frazier Healthcare VI, L.P., and New Enterprise Associates 13, Limited Partnership. New Enterprise Associates 13, Limited Partnership is an investment fund managed by New Enterprise Associates, and John Nehra, a member of the board of directors of the Company, is a special partner at New Enterprise Associates. Under the Asset Purchase Agreement, Dialysis Newco will assume specified liabilities related to the centers it is acquiring. All other liabilities, as well as cash and accounts receivable, will be retained by the Company. The divested centers served approximately 21,904 patients and generated unaudited revenues of approximately $82.7 million for the 12 months ended June 30, 2011. The transaction is expected to close within thirty days of the consummation of the DSI merger as required in the Consent Order. A copy of the Consent Order is attached as Exhibit 99.1 and is incorporated herein by reference.

A copy of the press release dated September 6, 2011 announcing the closing of the DSI acquisition and the impending divestiture of the 30 centers is attached as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

99.1	Consent order issued September 2, 2011

99.2	Press release dated September 6, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVITA INC.

Date: September 9, 2011	By:	/s/ Kim M. Rivera
Kim M. Rivera
Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Consent order issued September 2, 2011

99.2	Press release dated September 6, 2011.